UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 10, 2024
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Business Update

Starting on January 10, 2024, Momentus Inc. (the “Company” or “Momentus”) notified customers and certain regulatory agencies that the Company had changed its plans and did not plan to support the launch of their payloads aboard the Vigoride 7 Orbital Service Vehicle planned for launch on the SpaceX Transporter 10 mission currently targeted for March 1, 2024. The notice was provided due to the Company’s inability to support continuing operations for the expected launch date as a result of the Company’s limited liquidity and cash balance as of the time of the notice to customers.  The Company continues to pursue opportunities to raise additional capital to allow for its continuing operations and the execution of its business plan but does not have definitive commitments at this time.

SDA

On January 5, 2024, the Company was notified by the Space Development Agency (SDA) that the Company was not selected for funding for the Tranche 2 Tracking Layer.  As noted during the Company’s  third quarter 2023 earnings call and the accompanying press release filed with the Securities and Exchange Commission  on a Current Report on Form 8-K on November 14, 2023, Momentus had submitted a bid to the SDA to produce 18 satellites for missile tracking and fire control as part of this proposal.

Liquidity

The Company has not generated sufficient revenues to provide cash flows that enable the Company to finance its operations internally and the Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern. The Company has taken and continues to take proactive steps with respect to managing its cash burn rate and extending its cash runway while the Company continues exploring new business opportunities and working to raise additional capital. At the end of the fourth quarter of 2023, the Company reduced its headcount of full-time employees and contractors by approximately 20% to reduce its cash burn rate while retaining the talent it needs to execute on its key near-term initiatives. Nevertheless, the Company’s ability to continue to fund operations for the next few weeks and months will be dependent on its ability to raise equity capital or engage in a strategic transaction.

Strategic Process

As part of the evaluation of strategic alternatives, Momentus has conducted discussions with multiple potential strategic partners over the past few months. Those discussions have not resulted in any definitive agreements. The Company continues to engage in discussions and attempts to position itself to be able to quickly capitalize on any potential opportunities with interested parties should they arise and to evaluate all viable strategic options. However, if the Company is unable to raise sufficient capital to provide a bridge to full commercial production at a profit, the Company’s operations could be further curtailed or ceased.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Current Report, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding pursuing opportunities to raise additional capital to allow for its continuing operations and the execution of its business plan, the Company’s ability to operate as a going concern, the Company’s Compliance Plan, Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the Company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company’s filings may be accessed through the Investor Relations page of its website, investors.momentus.space, or through the website maintained by the SEC at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/Paul Ney
		Name:	Paul Ney
Dated:	January 12, 2024	Title:	Chief Legal Officer